UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):	December 14, 2004

MERIDIAN BIOSCIENCE, INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-14902	31-0888197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(513) 271-3700

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant.

        The Registrant previously reported on Form 8-K the dismissal by its Audit Committee of PricewaterhouseCoopers LLP as the principal accountants to audit Meridian’s financial statements.

        On December 14, 2004 the Audit Committee of the Board of Directors of the Registrant engaged Grant Thornton LLP as its principal accountants to audit its financial statements.

        During the two most recent fiscal years and during the interim period prior to engaging Grant Thornton LLP, neither the Registrant nor anyone on its behalf consulted Grant Thornton LLP regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements and no written report or oral advice was provided to the Registrant that Grant Thornton LLP concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement or a reportable event.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2004	MERIDIAN BIOSCIENCE, INC. BY: /s/ Melissa Lueke —————————————— Melissa Lueke Vice President and Chief Financial Officer (Principal Accounting Officer)